UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 27, 2009

                             _______________________

                                  Ryerson Inc.
             (Exact name of registrant as specified in its charter)
                                    Delaware
                 (State or other jurisdiction of incorporation)
                                    001-09117
                            (Commission File Number)
                                   36-3425828
                      (I.R.S. Employer Identification No.)

                             _______________________

                     2621 West 15th Place, Chicago, IL 60608
                                 (773) 762-2121
          (Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On March 27, 2009, Robert J. Wentworth resigned as a director from the Board of Directors (the "Board") of Ryerson Inc. (the "Company").

     The Board appointed Mary Ann Sigler as a director of the Company to fill the newly created vacant position on the Board, effective March 27, 2009. Ms. Sigler will hold office until her successor is duly elected and qualified.

     On March 27, 2009, the Board formed an Audit Committee to: (i) appoint, determine the compensation for and supervise the Company's independent auditors;
(ii) review internal accounting procedures, systems of internal controls and financial statements; (iii) review and approve the services provided by the Company's internal and independent auditors, including the results and scope of their audit; and (iv) resolve disagreements between management and the independent auditors. Mr. Jacob Kotzubei and Ms. Sigler have been named to serve as members of the Board's Audit Committee.

     Ms. Sigler, age 54, is the Chief Financial Officer of Platinum Equity, LLC. She joined Platinum Equity, LLC in 2004 and is responsible for overall accounting, tax, and financial reporting as well as managing strategic planning projects for the firm. Affiliates of Platinum Equity, LLC beneficially own substantially all of the capital stock of the Company.


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                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  April 17, 2009

                                         RYERSON INC.



                                         By:  /s/ Terence R. Rogers
                                              ----------------------------------
                                              Name:  Terence R. Rogers
                                              Title: Chief Financial Officer